Exhibit 4.1

THIS WARRANT AND THE SECURITIES THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, PLEDGE, HYPOTHECATION, OR TRANSFER IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

SOS HYDRATION INC.

[FORM OF] COMMON STOCK WARRANT

Warrant No.

Date of Issuance: June 23, 2021

SOS HYDRATION INC., a California corporation (the “Company”), for valid consideration received, hereby certifies that [---], or its registered assigns (in each case “Holder”), is entitled pursuant to the terms of this warrant (this “Warrant”), subject to the terms set forth below, to purchase, prior to termination as provided in Section 4 hereof, up to [---] shares of duly authorized, validly issued, fully-paid and non-assessable shares of the Company’s common stock, no par value per share (the “Common Stock”), at an exercise price of $2.86 per share (the “Purchase Price”). The shares of Common Stock purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the terms of this Warrant, are hereinafter referred to as the “Warrant Shares.” This Warrant is issued pursuant to that certain Subscription Agreement of even date herewith, by and between the Company and the other parties thereto (the “Subscription Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement.

1.	Exercise.

(a)                General. This Warrant may be exercised by Holder in whole or in part prior to termination as provided in Section 4 hereof, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A completed in accordance with the instructions thereto and duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of all or such portion of the Purchase Price as is payable in respect of the number of Warrant Shares purchased upon such exercise.

(b)                Timing. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. If Holder exercises this Warrant in connection with a merger or sale of the Company other than in connection with the conversion of the Company into a corporation through conversion, merger, or similar transaction in which the relative equity ownership percentages of the owners of the Company do not change (“Change of Control Transaction”), Holder may designate that the exercise date be deemed the day prior to the closing date of such Change of Control Transaction, but conditional upon the occurrence of such event.

(c)	Conversion Right.

(i)            Right to Convert Warrant; Net Issuance. In addition to and without limiting the rights of the Holder under the terms of this Warrant, but only to the extent this Warrant has not otherwise been exercised, (A) solely in connection with the sale of the Company (pursuant to a merger, sale of units of membership interest, or otherwise) and conditioned upon the consummation of such transaction or (B) in connection with or at any time after an initial public offering of the Company’s commons stock, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares as provided in this Section 1(c) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares set forth on the purchase form appended hereto as Exhibit A (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (X) the value of the Converted Warrant Shares on the Conversion Date (as defined in subsection (ii) hereof), which value shall be determined by subtracting (A) the aggregate Purchase Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right (calculated as set forth below) from (B) the aggregate Fair Market Value (as defined in subsection (iii) hereof) of the Converted Warrant Shares on the Conversion Date by (Y) the Fair Market Value of one Converted Warrant Share on the Conversion Date.

Expressed as a formula, such conversion shall be computed as follows: X = B - A

Y

Where: X = the number of Warrant Shares that may be issued to Holder upon exercise of the Conversion Right

Y = the Fair Market Value of one Converted Warrant Share

A = the aggregate Purchase Price (the per share Purchase Price multiplied by the number of Converted Warrant Shares)

B = the aggregate Fair Market Value (i.e., Fair Market Value multiplied by the number of Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of Warrant Shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the Fair Market Value of the resulting fractional share on the Conversion Date.

(ii)            Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Warrant Shares which are being surrendered (referred to in subsection (i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement (the “Conversion Date”). Certificates for the Converted Warrant

Shares issuable upon exercise of the Conversion Right shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(iii)            Determination of Fair Market Value. For purposes of this Section 1(c), “Fair Market Value” shall mean the fair market value of such Warrant Share as determined in good faith by an independent appraisal firm selected by the Holder, which shall be calculated by dividing the then-current enterprise value of the Company (as determined by the independent appraisal firm) by the number of issued and outstanding shares of Capital Stock as of the Conversion Date (calculated on a Fully Diluted Basis).

(d)                Certificates. As soon as practicable after the exercise of this Warrant, the Company shall cause to be issued in the name of, and delivered to, Holder, or as such Holder may direct, a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled. Issuance of certificates pursuant to this Section 1(c) shall be made without charge to Holder for any issue or transfer tax or other incidental expenses in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

(e)                Legends. Each certificate for shares of Common Stock or for any other security issued or issuable upon exercise of this Warrant shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.”

(f)                 Status of Shares. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

2.       Adjustment Upon Reorganization, Reclassification or Change of Control Transaction. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) Change of Control Transaction, or (iv) other similar transaction (other than any such transaction covered by Section 2(b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, this Warrant shall, immediately after such reorganization, reclassification, Change of Control Transaction or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person (as defined below) resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, Change of Control Transaction or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 2 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any Change of Control Transaction or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment to the number of Warrant Shares then acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise). The provisions of this Section 2(b) shall similarly apply to successive reorganizations, reclassifications, Change of Control Transactions or similar transactions. The Company shall not effect any such reorganization, reclassification, Change of Control Transaction or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, Change of Control Transaction or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 2(a), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights set forth in Section 1 instead of giving effect to the provisions of this Section 2(a) with respect to this Warrant

3.       Transfers. The Holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of this Warrant and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant and the Warrant Shares and registration or qualification of under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required; provided, however, that no opinion need be obtained with respect to a transfer to (A) a partner or member, active or retired, of Holder, (B) the estate of any such partner or member, (C) an “affiliate” of Holder as that term is defined in Rule 405 promulgated by the U.S. Securities and Exchange Commission under the Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of Holder or to trusts for the benefit of Holder or such persons, in each case if the transferee agrees to be subject to the terms hereof. Notwithstanding the foregoing, any transferee receiving Warrant Shares that (A) have been registered under the Act or (B) are resaleable under Rule 144 promulgated under the Act shall not be required to agree in writing to be subject to the terms of this Section 3.

4.       No Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, including the conversion of the Company into a limited liability company through a conversion, merger, or similar transaction in which the relative equity ownership percentages of the owners of the Company do not change, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

5.       Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate ten (10) years from the issuance of this Warrant (the “Expiration Date”).

6.	Notices of Certain Transactions.

(a)	In the event:

(i)	that the Company makes any amendment to its articles of incorporation;

(ii)            of any capital reorganization of the Company, any reclassification of the shares of ownership of the Company, any Change of Control Transaction, any other consolidation or merger of the Company with or into another entity,; or

(iii)	of the voluntary or involuntary dissolution, liquidation or winding-up of the

Company;

then, and in each such case, the Company will send to Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (b) a certified copy of the Company’s current articles of incorporation, or (c) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Change of Control Transaction, dissolution, liquidation, winding-up, or redemption is to take place, and the time, if any is to be fixed, as of which Holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, or redemption) shall be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

7.       Reservation of Warrant Shares. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other equity interests or property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that all such shares of Common Stock or other equity interests that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the exercise price by Holder) and nonassessable and free from all preemptive rights and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock or other equity interests may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise except as otherwise provided in the Subscription Agreement.

8.       Exchange of Warrants. Upon the surrender by Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at Holder’s expense, a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock or other equity interests called for on the face or faces of the Warrant so surrendered.

9.       Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant requires registration with or approval of any governmental authority under any applicable law (other than the Act) before such shares of Common Stock may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares of Common Stock to be duly registered or approved, as the case may be. At any such time as shares of Common Stock are listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such Common Stock shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Securities Exchange Act of 1934, as amended and shall maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

10.   Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service or sent by facsimile or email as follows:

Warrant.

(a)	To his, her, or its address (and email address) set forth on the signature page to this

(b)	Notices sent by hand or overnight courier service shall be deemed to have been given when received and notices sent by electronic communications, shall be effective upon confirmation received by the sender, including transmittal coded “advise when received” or words of similar meaning. Any party hereto may by notice so given change its address for future notice hereunder.

11.   No Rights as Shareholder. Until the exercise of this Warrant, Holder shall not have or exercise any rights by virtue hereof as a shareholder of the Company unless otherwise acquired. Without limiting the generality of the foregoing, and except as otherwise provided in Section 2 hereof, no dividends shall accrue to the shares of Common Stock or other equity interests underlying this Warrant until the exercise hereof and the purchase of the underlying shares of Common Stock or other equity interests, at which point dividends shall begin to accrue with respect to such shares of Common Stock or other equity interests from and after the date such shares of Common Stock or other equity interests are so purchased. Nothing in this Section 12 shall limit the right of Holder to be provided the notices required to be provided pursuant to the terms of this Warrant.

12.   Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.   Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without application of conflicts of law principles thereunder.

14.   Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by an instrument in writing signed by the Company and Holder. Any amendment, waiver or modification effected in accordance with this Section 14 shall be binding upon Holder, each future holder of the Warrant or the Warrant Shares and the Company.

15.   Business Days. This Warrant shall be exercisable as provided for herein, except that in the event that the Expiration Date of this Warrant shall fall on a Saturday, Sunday and/or and United States federally recognized Holiday, the Expiration Date for this Warrant shall be extended to 5:00 p.m. Pacific time on the business day following such Saturday, Sunday or recognized Holiday.

16.   Successor and Assigns. The terms and provisions of this Warrant shall incur to the benefit of, and be binding upon, the Company and each Holder hereof and their respective permitted successors and assigns.

17.   Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant the adjudicating party may in its discretion order that the non-prevailing party, as determined by such adjudicating party, reimburse the prevailing party for reasonable attorney’s fees and costs in addition to any other relief to which such prevailing party may be entitled.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

SOS HYDRATION INC.

By:________________
Name: James Mayo
Title: Chief Executive Officer

Company’s Address for Notices:

548 Market Street, #82331 San Francisco, CA 94104 Attn: James Mayo
Email: james@sosrehydrate.com

By its counter-signature below, Holder hereby agrees to the foregoing terms and conditions set forth in this Warrant.

HOLDER:

By:__________________
Name________________
Title:________________

{04221232.DOCX;1 } [Signature Page –Warrant]

EXHIBIT A

PURCHASE FORM

To: [XXXXXXXXX] Dated:

By checking the box below, the undersigned hereby irrevocably elects:

to purchase _________shares of Common Stock, and herewith makes payment of

$ ___________by cash, check or wire transfer, representing the full purchase price for such shares at the applicable Purchase Price provided for in such Warrant pursuant to Section 1(a) thereof.

to exercise the Conversion Right with respect to ___________shares of Common Stock pursuant to Section 1(c) thereof.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except in compliance with applicable securities laws.

4826
7,717 RSF
4828
4,036 RSF
MEZZANINE
4830
2,164 RSF
4824
4820
4,083 RSF
4822
3,026 RSF

FIRST FLOOR PLAN

(Entity name, if applicable)

By: _________________________

Name: _______________________

Title: ________________________